Exhibit 32.1.4

CERTIFICATION

I, T. Patrick Kelly, principal financial officer of Hawker Beechcraft Notes Company (the “Company”), hereby certify that:

(1)	The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ T. Patrick Kelly
T. Patrick Kelly
(Principal Financial Officer)

August 9, 2011